UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2011

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)
11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Effective on May 6, 2011, Systemax Inc. (the “Company”) accepted the resignation of Gilbert Fiorentino, Chief Executive, Technology Products Group, and a Director of the Company.  His resignation follows the Company placing him on administrative leave on April 18, 2011 while considering his termination.  Fiorentino was placed on administrative leave following the completion of the Company’s independent investigation of its Miami, Florida operations.

In accepting Mr. Fiorentino’s resignation, the Company and Mr. Fiorentino entered into a Settlement Agreement, effective May 6, 2011, under which within 5 business days of that date Fiorentino will surrender assets to the Company currently valued at approximately $11 million.  The agreement requires the surrender of 1,130,001 shares of Systemax common stock owned or beneficially owned by Fiorentino and $480,000 in cash.  The agreement also requires Fiorentino to disclose his and his immediate family’s personal assets; forfeit undisclosed assets discovered by the Company; disclose information regarding certain matters that led to his being notified of the Company’s intent to terminate him; and to fully cooperate with the Company in the future.  Fiorentino and the Company also exchanged mutual general releases and nondisparagement commitments, and Fiorentino agreed to 5-year noncompetition and nonsolicitation obligations, and to continue certain confidentiality and intellectual property obligations as set forth in his Employment Agreement.

The financial statement benefit to the Company under the Settlement Agreement, which will be less than $11 million due to accounting requirements for equity transactions and the cost of the investigation, will be recorded during the second quarter of fiscal 2011.  The matters investigated occurred over a number of years, did not have a material impact on Systemax’s previously reported financial results in any reporting period, and were limited to the Company’s Miami operations.

The Settlement Agreement is attached as Exhibit 99.2 to this Form 8-K and is hereby incorporated by reference herein.

Item 1.02 and 5.02 below are hereby incorporated by reference in this Item 1.01.

Item 1.02.                      Termination of a Material Definitive Agreement

Effective on May 6, 2011, the Company accepted the resignation of Gilbert Fiorentino, Chief Executive, Technology Products Group, and a Director of the Company.  In this regard, Mr. Fiorentino’s employment under his Employment Agreement, dated October 12, 2004, as amended December 30, 2009, ended effective May 6, 2011.  Mr. Fiorentino’s confidentiality and intellectual property obligations under the Employment Agreement remain in effect and he has agreed to non-compete and non-solicitation obligations for a period of 5 years.

Item  1.01 above and 5.02 below are hereby incorporated by reference in this Section 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described above, effective on May 6, 2011, the Company accepted the resignation of Gilbert Fiorentino, Chief Executive, Technology Products Group, and a Director of the Company.  Mr. Robert Leeds, Vice Chairman of the Board of Directors, now serves as Interim Chief Executive, Technology Products Group, reporting to CEO Richard Leeds.

Items 1.01 and 1.02 above are hereby incorporated by reference in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release of Systemax Inc., dated May 9, 2011, regarding the resignation of Gilbert Fiorentino.
99.2	Settlement Agreement, dated as of May 6, 2011, between Gilbert Fiorentino and Systemax Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By:          /s/ Curt Rush
     Name:  Curt Rush
     Title:    General Counsel and Secretary

Date:  May 9, 2011

Exhibit Index

Exhibit 99.1	Press Release of Systemax Inc., dated May 9, 2011, regarding the resignation of Gilbert Fiorentino.

Exhibit 99.2	Settlement Agreement, dated as of May 6, 2011 between Gilbert Fiorentino and Systemax Inc.